Exhibit 99.2

Foghorn Therapeutics Presents New Preclinical Data for Selective SMARCA2 Inhibitor FHD-909 and for Selective CBP, EP300 and ARID1B Degrader Programs at the 2026 AACR Annual Meeting

- Complete and durable regression and anti-tumor immune memory following treatment with FHD-909 (LY4050784) in combination with an anti-PD-1 antibody in preclinical syngeneic mouse models

- Selective CBP degrader FHT-171 shows strong anti-tumor activity and favorable tolerability in preclinical models of heavily pretreated ER+ breast cancer

- Selective EP300 degrader outperforms clinical benchmark in preclinical multiple myeloma models, showing enhanced safety and efficacy

- Robust degradation achieved with cereblon-based selective ARID1B degraders with potential for oral bioavailability

WATERTOWN, Mass. -- (GLOBE NEWSWIRE) – April 21, 2026 -- Foghorn® Therapeutics Inc. (Nasdaq: FHTX), a clinical-stage biotechnology company pioneering a new class of medicines that treat serious diseases by correcting abnormal gene expression, today presented new preclinical data for Selective SMARCA2 inhibitor FHD-909 showing complete and durable tumor regression together with anti-tumor immune memory following combination treatment with an anti-PD-1 antibody in preclinical syngeneic mouse models. The company also reported new preclinical data for its Selective CBP and Selective EP300 degrader programs, demonstrating favorable efficacy and safety profiles across a range of difficult-to-treat cancers, in addition to progress with its Selective ARID1B degrader program. These data were unveiled in multiple oral and poster presentations at the 2026 American Association for Cancer Research (AACR) Annual Meeting.

“These exciting new preclinical data highlight FHD-909’s potential in combination with an anti-PD-1 antibody in SMARCA4-mutated cancers,” said Adrian Gottschalk, President and Chief Executive Officer of Foghorn. “Additionally, our selective CBP degrader continues to show promise in ER+ breast cancer models and our selective EP300 degrader outperforms its clinical benchmark in preclinical multiple myeloma models. We also shared that we have achieved robust degradation with our cereblon-based selective ARID1B degraders, designed for potential oral bioavailability. We are pleased with the continued progress across our innovative pipeline which has the potential to provide meaningful benefit to patients.”

Oral Presentation Highlights

Title: Leveraging paralog relationships for targeting chromatin modulators in cancer: ARID1B and SMARCA2 (FHD-909)

We are advancing a first-in-class selective enzymatic inhibitor of SMARCA2 in collaboration with Lilly, FHD-909, as well as first-in-class selective ARID1B degraders for ARID1A-mutant cancers. Updates include:

FHD-909:
•Complete regression in pre-clinical syngeneic efficacy models of FHD-909 in combination with an anti-PD1 antibody, with tumors failing to regrow after dosing halted
•Tumor rejection upon rechallenge, where attempts to implant fresh tumor on the opposite flank of previously treated animals with FHD-909 plus an anti-PD1 antibody were not successful, suggesting an immune memory effect

ARID1B:
•Robust degradation achieved with cereblon-based selective ARID1B degraders with potential for oral bioavailability

Title: Targeting chromatin regulatory proteins in hematologic malignancies

Targeting EP300 represents a well-validated example of lineage dependence in hematologic malignancies. In preclinical multiple myeloma studies, selective EP300 degraders show:

•Tumor regression, including a model with acquired resistance to pomalidomide with superior efficacy to clinical benchmark dual CBP/EP300 inhibitor inobrodib
•A profound impact on multiple transcription factors important for the survival of multiple myeloma cells
•Synergistic impact on cancer cells in the context of combinations with several standards of care

Poster Presentation Highlights

Title: Preclinical characterization of FHT-171, a first-in-class degrader targeting CREB-binding protein (CBP) in CBP-dependent solid tumors

FHT-171 is a selective CBP degrader with potential to treat CBP-dependent solid tumors showing:
•Strong anti-tumor activity as a monotherapy in PDX models of heavily pretreated ER+ breast cancer
•Favorable tolerability profile in preclinical in vivo studies
•High selectivity and potent CBP degradation with clear on-target transcriptional effects by SAR, proteomics, and mechanistic analyses
•Mechanistic understanding of the utility of CBP degraders in ER+ breast cancer

Title: Preclinical evaluation of selective and potent EP300 degraders demonstrates robust antitumor activity and favorable tolerability in hematologic malignancies

Foghorn’s Selective EP300 degraders demonstrate promise for the treatment of hematological malignancies with preclinical data showing:
•Superior anti-tumor activity, including complete responses, compared to clinical benchmark dual CBP/EP300 inhibitor inobrodib
•Superior safety, by body weight loss and platelet counts, over dual degradation
•Tumor regression in a multiple myeloma xenograft model of acquired pomalidomide resistance

•Selective EP300 degradation as a novel and promising therapeutic strategy to treat multiple myeloma

Title: Identification of first-in-class selective ARID1B degraders

Selective ARID1B degraders represent a first-in-class approach to target prevalent ARID1A-mutant cancers by exploiting a synthetic lethal dependency. Preclinical data of this previously intractable target show:
•Successful identification of the first selective ARID1B binders
•Robust degradation via VHL and CRBN-based mechanisms
•Clear on-mechanism activity with downstream transcriptional modulation

The presentations and the posters will be accessible under the Science section of the Company’s website.

About Foghorn Therapeutics

Foghorn® Therapeutics is discovering and developing a novel class of medicines targeting genetically determined dependencies within the chromatin regulatory system. Through its proprietary scalable Gene Traffic Control® platform, Foghorn is systematically studying, identifying, and validating potential drug targets within the chromatin regulatory system. The Company is developing multiple product candidates in oncology. Visit our website at www.foghorntx.com for more information on the Company, and follow us on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements regarding the Company’s clinical and pre-clinical programs, including the ongoing Phase 1 trial evaluating FHD-909 in SMARCA4-mutated cancers, selective CBP and selective EP300 degrader programs, selective ARID1B degrader program and other pre-clinical product candidates, expected timing of clinical data, expected cash runway, expected timing of regulatory filings, and research efforts and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks relating to our clinical trials and other factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made.

Contact:
Karin Hellsvik, Foghorn Therapeutics Inc.

khellsvik@foghorntx.com